EXHIBIT 9.2


                      RESTRICTED STOCK UNIT AWARD AGREEMENT

                               [FORM FOR DIRECTOR]

         This Restricted Stock Unit Award Agreement (the "Agreement"), made as
of the       day of             , 20      (the "Grant Date") by and between
       -----        ------------    -----
CRIIMI MAE Inc. (the "Company"), and                      (the "Grantee"),
                                     --------------------
evidences the grant by the Company of a restricted stock unit award (the "Award") to the Grantee on such date and the Grantee's acceptance of the Award in accordance with the provisions of the Company's 2001 Stock Incentive Plan, as amended on September 29, 2004, (the "2001 Plan") and the Company's Deferred Compensation Plan (the "Deferred Compensation Plan") (collectively with the 2001 Plan, the "Plans"). The Company and the Grantee agree as follows:

     1. Basis for Award. This Award is made under the Plans pursuant to Section 18 of the 2001 Plan thereof for services to be rendered to the Company by the Grantee.

     2. Units Awarded.

                  (a) The Company hereby awards to the Grantee, in the
aggregate,           Restricted Stock Units ("Restricted Stock Units"), which
           ---------
shall be subject to the restrictions and conditions set forth in the Plans and in this Agreement.

                  (b) The Company shall maintain on its books and records an account ("Account") for the Grantee that shall be adjusted quarterly to reflect credits and payments under the Deferred Compensation Plan. Restricted Stock Units credited to the Grantee's Account shall be credited with "dividend equivalents" in accordance with the terms and conditions of the Deferred Compensation Plan. Payment of the Grantee's Account shall be made by the Company in accordance with the terms and conditions of the Deferred Compensation Plan.

                  (c) Except as provided in the Plans or this Agreement, including without limitation, Section 3 below, the restrictions on the Restricted Stock Units are that the Restricted Stock Units will be forfeited by the Grantee and all of the Grantee's rights to such Restricted Stock Units shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock Units made or attempted whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceedings or otherwise, without the written consent of the Committee, excluding the Grantee if he so serves on the Committee.

         3. Vesting and/or Forfeiture. The restrictions described in Section 2
of this Agreement will lapse with the respect to                of the
                                                 --------------
Restricted Stock Units on                       and with respect to
                          ---------------------
                 of the Restricted Stock Units on                      and with
----------------                                  --------------------
respect to                  of the Restricted Stock Units on                   ,
           ----------------                                  ------------------
provided the Grantee still serves the Company as a Director on such vesting dates, except as set forth in the following sentences of this section. All restrictions will lapse with respect to 100% of the Restricted Stock Units still subject to restriction upon Grantee's death, separation from service due to disability, or termination of service by the Company without cause which occurs
at any time on or prior to                or termination
                           --------------
of service within two (2) years of a Change of Control. If the Grantee ceases to serve the Company as a director for any other reason at any time prior to the vesting date, the unvested Restricted Stock Units shall automatically be forfeited upon such cessation of service.

     4. Compliance with Laws and Regulations. The issuance and transfer of Restricted Stock Units shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Restricted Stock Units or Shares issuable upon payment may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the Restricted Stock Units or the Shares issuable upon payment with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

     5. Tax Withholding. The Company shall have the right to withhold from any payment made under the Deferred Compensation Plan (or any amount deferred in the Deferred Compensation Plan) any taxes required by law to be withheld in respect of such payment (or deferral), including the withholding of Shares otherwise distributable under the Deferred Compensation Plan whose Fair Market Value equals the minimum amount of tax withholding required. In addition, the Company shall have the right to require such payments from the Grantee, or withhold such amounts from other payments due to the Grantee from the Company or any Subsidiary or Affiliate.

     6. No Rights of Shareholders. Nothing in this Agreement shall be deemed by implication or otherwise to impose to grant the Grantee or his or her legal representative any of the rights and privileges of a shareholder of the Company in respect of any Shares payable upon distribution of a Restricted Stock Unit, other than as provided in the Plans, unless and until certificates for Shares shall have been issued.

     7. No Right to Continued Service. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its affiliates to terminate the Grantee's service on the Company's Board at any time, in the absence of a specific written agreement to the contrary.

     8. Representations and Warranties of Grantee. The Grantee represents and warrants to the Company that:

                  (a) Agrees to Terms of the Plans. The Grantee has received a copy of the Plans and has read and understands the terms of the Plans and this Agreement, and agrees to be bound by their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon the payment of Restricted Stock Units in the form of Shares or disposition of such Shares and that the Grantee should consult a tax adviser prior to such time.

                  (b) Cooperation. The Grantee agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

     9. Adjustment Upon Changes in Capitalization. In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Restricted Stock Units as it deems appropriate, in it sole discretion, to preserve the value of this Award in accordance with the terms of the Plans.

     10. Governing Law; Modification. This Agreement shall be governed by the laws of the State of Maryland without regard to the conflict of law principles. The Agreement may not be modified except in writing and signed by both parties.

     11. Defined Terms. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms used but not defined herein have the definitions as provided in the Plans. The terms and provisions of the Plans are incorporated herein by reference, and the Grantee hereby acknowledges receiving a copy of the Plans. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plans and the provisions of this Agreement, this Agreement shall govern and control.

     12. Miscellaneous. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                                       CRIIMI MAE INC.



                                       By:
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                                       Name:
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                                       Its:
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                                       GRANTEE



                                       By:
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                                       Name:
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